Exhibit 10(a)

On March 16, 2006, David P. Poole was elected Executive Vice President and General Counsel of TXU Corp. Prior to that election, Mr. Poole was Senior Vice President and Associate General Counsel of TXU Business Services Company. Mr. Poole’s employment agreement dated May 1, 2004 with TXU Business Services Company continues in effect. Mr. Poole’s employment agreement has been filed as exhibit 10(b) to TXU Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.